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                                                                  Exhibit 23.1

                  Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (For S-8, No. 33-80168) pertaining to the Incentive Stock Option Plan, Directors Stock Option Plan, 1988 Nonqualified Stock Option Plan, 1993 Stock Option Plan, and other Employee Benefit Plans of Active Voice Corporation of our report dated May 3, 1996, with respect to the consolidated financial statements and schedule of Active Voice Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 1996.

                                                      ERNST & YOUNG LLP

Seattle, Washington
June 28, 1996